Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-39837 of Merrill Lynch Senior Floating Rate Fund, Inc. (the “Fund”) on Form N-2 of our reports dated October 22, 2004 for the Fund and for Master Senior Floating Rate Trust, both appearing in the August 31, 2004 Annual Report of the Fund, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touch LLP Princeton, New Jersey November 10, 2004